Exhibit 99.1

COLONY FINANCIAL, INC.

Pro forma consolidated balance sheet as of March 31, 2011 (unaudited) and statements of operations for the three months ended March 31, 2011 and year ended December 31, 2010 (unaudited)

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2011
		Pro Forma
	As Reported	Adjustments			Adjusted
ASSETS
Investments in unconsolidated joint ventures	$259,111		$(5,181	)(a)	$253,930
Cash and cash equivalents	8,467		8,968	(a)	17,435
Loans receivable, net	108,863				108,863
Subscriptions receivable, net	235,014				235,014
Other assets	7,938				7,938

Total assets	$619,393		$3,787		$623,180

LIABILITIES AND EQUITY
Liabilities:
Secured financing	$13,967	$			$13,967
Accrued and other liabilities	5,555				5,555
Due to affiliates	1,898				1,898
Dividends payable	5,563				5,563
Deferred underwriting discounts and commissions payable to underwriters	5,750				5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750				5,750

Total liabilities	38,483		—		38,483

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—				—
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,384,000 shares issued and outstanding	174				174
Additional paid-in capital	330,807				330,807
Common stock subscribed	235,014				235,014
Retained earnings	2,952		3,787	(a)	6,739
Accumulated other comprehensive income	1,715				1,715

Total stockholders’ equity	570,662		3,787		574,449
Noncontrolling interest	10,248				10,248

Total equity	580,910		3,787		584,697

Total liabilities and equity	$619,393		$3,787		$623,180

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31, 2011
		Pro Forma
	As Reported	Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$8,484	$(198	) (b)(c)	$8,286
Interest income	2,165			2,165
Other operating income	561			561

Total income	11,210	(198)		11,012

Expenses
Base management fees	1,296			1,296
Investment expenses	369			369
Investment expenses reimbursed to affiliate	318			318
Interest expense	510			510
Administrative expenses	1,125			1,125
Administrative expenses reimbursed to affiliate	390			390

Total expenses	4,008	—		4,008

Foreign exchange loss, net of gain on foreign currency hedge of $9	(54)			(54)

Income before income tax benefit	7,148	(198)		6,950
Income tax benefit	228			228

Net income	7,376	(198)		7,178
Net income attributable to noncontrolling interest	13			13

Net income attributable to common stockholders	$7,363	$(198)		$7,165

Net income per share:
Basic	$0.42			$0.41

Diluted	$0.41			$0.40

Weighted average number of common shares outstanding:
Basic	17,378,000			17,378,000

Diluted	17,840,500			17,840,500

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31, 2010
		Pro Forma
	As Reported	Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$24,227	$(335	)(c)(d)	$23,892
Interest income	3,158			3,158
Other operating income	40			40

Total income	27,425	(335)		27,090

Expenses
Base management fees	3,542			3,542
Investment expenses	442			442
Interest expense	555			555
Administrative expenses	3,687			3,687
Administrative expenses reimbursed to affiliate	1,656			1,656

Total expenses	9,882	—		9,882

Other income and expenses
Realized gain on sale of loan receivable	603			603
Foreign exchange loss, net of gain on foreign currency hedge of $43	(149)			(149)

Income before income taxes	17,997	(335)		17,662
Income tax provision	(243)			(243)

Net income	17,754	(335)		17,419
Net income attributable to noncontrolling interest	23			23

Net income attributable to common stockholders	$17,731	$(335)		$17,396

Net income per share:
Basic	$1.20			$1.18

Diluted	$1.18			$1.16

Weighted average number of common shares outstanding:
Basic	14,716,200			14,716,200

Diluted	15,003,700			15,003,700

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments

On July 7, 2011, ColFin FRB Investor, LLC (“FRB Investor”), an unconsolidated joint venture in which Colony Financial, Inc. (the “Company”) holds a 5.91% ownership interest, completed the sale of 5,000,000 shares of common stock in First Republic Bank. The shares were sold in connection with First Republic Bank’s secondary public offering. FRB Investor, which owned an approximate 19.5% interest in First Republic Bank prior to the disposition, currently owns an approximate 15.6% interest in First Republic Bank. The Company’s indirect ownership interest in First Republic Bank is approximately 0.9% through its ownership in FRB Investor.

The Company’s unaudited pro forma consolidated financial statements give effect to the disposition of 19.9% of its investment in First Republic Bank. The Company’s pro forma balance sheet as of March 31, 2011 includes adjustments to reflect the disposition as if it had occurred at that date. The statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 include adjustments to reflect the disposition as if it had occurred at the beginning of each period presented. The following pro forma adjustments are included:

(a)	Represents the Company’s share of proceeds, reduction in investment in unconsolidated joint venture and gain on sale of approximately $9.0 million, $5.2 million and $3.8 million, respectively, resulting from the sale of 5,000,000 shares of First Republic Bank’s common stock by FRB Investor in connection with the closing of First Republic Bank’s secondary offering on July 7, 2011.

(b)	Represents the reduction of the Company’s pro rata share of First Republic Bank’s net income for the three months ended March 31, 2011 as a result of FRB Investor’s sale of shares in First Republic Bank’s secondary public offering.

(c)	Does not include the non-recurring gain on sale of approximately $3.8 million resulting from the Company’s disposition of a portion of its indirect interest in First Republic Bank.

(d)	Represents the reduction of the Company’s pro rata share of First Republic Bank’s net income for the year ended December 31, 2010 as a result of FRB Investor’s sale of shares in First Republic Bank’s secondary public offering.